Exhibit 99

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of OurPet’s Company (the Company) on Form 10-QSB for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 0f 2002, that:

I have reviewed this quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 of OurPet’s Company. Based on my knowledge, this quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in  light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly Report; and Based on my knowledge, the financial statements, and other financial information  included in this quarterly Report, fairly present in all material respects the financial condition, results of operations and cash flows or the Registrant as of, and for, the periods presented in this quarterly Report.

BY	/s/ STEVEN TSENGAS	BY	/s/ JOHN G. MURCHIE

	STEVEN TSENGAS Chairman of the Board and Chief Executive Officer		JOHN G. MURCHIE Chief Financial Officer

Dated: May 14, 2003		Dated: May 14, 2003

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained in that statute, and not for any other purpose.